Aetna Life Insurance and Annuity Company
                           Hartford, Connecticut 06156
                          Supplement to Application for
                             Variable Life Insurance

Supplement to Application - BUSINESS OWNER

1. See attached census for listing of proposed Insureds.

2. Premium Payment Allocation (Indicate Whole Percentages. Percentages must equal 100%.)

   [Global/International Growth
   ____% Fidelity VIP Overseas Portfolio
   ____% Janus Aspen Worldwide Growth Portfolio
   ____% Oppenheimer Global Securities Fund
   ____% PPI Scudder International Growth Portfolio

   Aggressive Growth
   ____% Janus Aspen Aggressive Growth Portfolio
   ____% PPI MFS Emerging Equities Portfolio

   Growth
   ____% Fidelity VIP II Contrafund Portfolio
   ____% Fidelity VIP Growth Portfolio
   ____% Janus Aspen Growth Portfolio
   ____% PPI Value Equity Portfolio
   ____% PPI T. Rowe Price Growth Equity Portfolio

   Growth & Income (Stocks)
   ____% Aetna Variable Fund
   ____% Aetna Variable Index Plus Portfolio
   ____% Fidelity VIP Equity-Income Portfolio

   Growth & Income (Stocks & Bonds)
   ____% Aetna Investment Advisers Fund
   ____% Janus Aspen Balanced Portfolio

   Income
   ____% Aetna Income Shares
   ____% Oppenheimer Strategic Bond Fund

   Stability of Principal
   ____% Aetna Variable Encore Fund
   ____% Aetna Fixed Account

   Asset Allocation
   ____% Fidelity VIP II Asset Manager Portfolio]

                               Owner's Suitability

The rules of the National Association of Securities Dealers, Inc. require that the Sales Representative have reasonable grounds to believe that the sale is suitable for the Owner, based on information provided by the Owner as shown on this form and on information known by the Sales Representative.

3. Owner's Taxpayer Identification Number:        [ ][ ]-[ ][ ][ ][ ][ ][ ][ ]
   Type of Entity:
   [ ] Corporation          [ ] S-Corporation        [ ] Non-Profit Organization
   [ ] General Partnership  [ ] Limited Partnership  [ ] Sole Proprietorship
   [ ] Other

4. Type of Business: _________________________________________

5. Approximate annual income
   (All Sources)
   [ ] Under $1,000,000                 [ ] $1,000,001 to $10,000,000
   [ ] $10,000,001 to $50,000,000       [ ] Over $50,000,000

6. Total Assets:
   [ ] Under $1,000,000                 [ ] $1,000,001 to $10,000,000
   [ ] $10,000,001 to $50,000,000       [ ] Over $50,000,000

7. Investment Objectives  (check all applicable objectives)
   [ ] Capital Preservation
   [ ] Tax Advantage/Deferral
   [ ] Current Income
   [ ] Growth and Income
   [ ] Growth
   [ ] Aggressive Growth
   [ ] Other (please specify) _______________________

8. Please provide a brief description of your insurance objective in obtaining this coverage:_____________________________________________________________

   ___________________________________________________________________________

   ___________________________________________________________________________

9.  Is the Owner associated with a National Association of
    Securities Dealers, Inc. firm?               [ ] Yes     [ ] No

10. Have the proper corporate resolutions been adopted authorizing the acquisition of this coverage and exercise of rights thereunder:
                                                 [ ] Yes     [ ] No
    Aetna reserves the right to require you to provide a copy of such resolutions.

11. Please identify and provide the name(s) and signatures of the officer(s), partner(s), or individual(s) authorized to exercise ownership rights:

    ----------------------------------------------------------------------------
    Print Name                          Title                    Signature
    ----------------------------------------------------------------------------
    Print Name                          Title                    Signature
    ----------------------------------------------------------------------------
    Print Name                          Title                    Signature

I understand that:

     THE AMOUNT AND DURATION OF THE DEATH BENEFIT MAY VARY UNDER SPECIFIED CONDITIONS.

     VALUES NOT IN THE FIXED ACCOUNT MAY INCREASE OR DECREASE IN ACCORDANCE WITH THE EXPERIENCE OF THE SEPARATE ACCOUNT.

     THE AMOUNT OF THE MATURITY BENEFIT IS NOT GUARANTEED BUT IS DEPENDENT UPON THE THEN SURRENDER VALUE.

     ILLUSTRATIONS OF BENEFITS, INCLUDING DEATH BENEFITS, ACCOUNT VALUES, AND SURRENDER VALUES ARE AVAILABLE UPON REQUEST.

I hereby acknowledge receipt of the Prospectus dated _________________ for all applicable prospectus(es) pertaining to the Separate Account and all of the variable options.

            Signed at __________________________ on _________________
                           (City, State)               (Mo/Day/Yr)

By_________________________________    By______________________________________
         Signature of Owner                     Signature of Owner

Based on information obtained from the Owner, I believe the investment is suitable for the Owner's objectives.

______________________________________________ on _______________________
    Signature of Registered Representative              (Mo/Day/Yr)

70277-97 (3/98)